FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MBNA CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	52-1713008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 North King Street Wilmington, Delaware	19884
(Address of Principal Executive Offices)	(Zip Code)

MBNA Corporation 1997 Long Term Incentive Plan
(Full title of the plan)

John W. Scheflen
Chief Counsel
MBNA Corporation
1100 North King Street
Wilmington, Delaware 19884
(Name and address of agent for service)

(302) 432-1100
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $.01 Par Value	40,000,000	$24.08*	$963,200,000	$77,923

* Calculated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). Based upon the average of the high and low prices of MBNA Corporation Common Stock on the New York Stock Exchange, Inc. on September 17, 2003.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, Registration No. 333-06824 filed with the Securities and Exchange Commission on April 22, 1997.

Part II

Item 5.   Interests of Named Experts and Counsel.

John W. Scheflen, Chief Counsel of the Corporation, acted as counsel for the Corporation in connection with the Registration Statement and opined on the validity of the shares to be issued and sold by the Corporation pursuant hereto. As of September 22, 2003, Mr. Scheflen owned beneficially 1,829,728 shares of the Corporation’s Common Stock, including shares issuable upon exercise of employee stock options within 60 days.

Item 8   Exhibits.

Exhibit Number	Description

5	Opinion of John W. Scheflen, Esquire
23A	Consent of John W. Scheflen, Esquire (included in Exhibit 5)
23B	Consent of Ernst & Young LLP
24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 23rd day of September, 2003.

MBNA CORPORATION

By:	/s/	Charles M. Cawley
Charles M. Cawley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signature/Title	Date

/s/	Charles M. Cawley	September 23, 2003
Charles M. Cawley Chief Executive Officer, President and Director (principal executive officer)

/s/	Vernon H.C. Wright	September 23, 2003
Vernon H.C. Wright Chief Financial Officer (principal financial and accounting officer)

The Board of Directors:

Randolph D. Lerner, James H. Berick, Charles M. Cawley, Benjamin R. Civiletti, William L. Jews, Norma Lerner, Stuart L. Markowitz, William B. Milstead and Michael Rosenthal.

By:	/s/	John W. Scheflen	September 23, 2003
John W. Scheflen
Attorney-in-Fact